AMENDED AND RESTATED CONSULTING AGREEMENT

This Consulting Agreement, entered into this 16th day of August, 2017 (the “Agreement”), by and between WEBSTAR TECHNOLOGY GROUP, INC., a Wyoming corporation, having its principal executive office at 4231 Walnut Bend, Jacksonville, FL 32257 (the ‘Company”), and Mr. James Owens, having his registered office for Soft Tech Development Corporation at 4231 Walnut Bend, Jacksonville, FL 32257 (the ‘ Consultant”).

WHEREAS, the Company desires to engage the Consultant upon the terms and conditions set forth in the Agreement entered into on September 12, 2016 (the “Agreement”), and the Consultant desires to undertake and perform the duties of the engagement as provided in this Agreement.

WHEREAS, The parties desire to amend and restate the Agreement as set forth below.

WITNESSETH

WHEREAS, the Company wishes to retain the Consultant and the Consultant has agreed to undertake and perform the obligations herein set forth, subject to the terms hereof.

NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth herein, the parties agree as follows:

1. Engagement of Consultant; Duties. The Company hereby engages the Consultant, and the Consultant agrees to be engaged on a non-exclusive basis, as a consultant on the terms and conditions set forth below. The Consultant agrees that it will, as an independent contractor, serve as a consultant to the Company and affiliates, to render such advice, consultation, information, and services to the Board of Directors, managers and/or executive officers of the Company regarding the Company’s technology strategy and direction in the same capacity as would be considered that of a Chief Technology Officer and to oversee the Company’s network, technology and telephony infrastructure. Other duties may include:

a. Strategic alliances, mergers and acquisitions;

b. Corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by the Company;

c. Business development and business advertising;

f. Due diligence processes;

It shall be expressly understood that Consultant shall have no power to bind Company to any contract or obligation or to transact any business in Company’s name or on behalf of Company in any manner. The Consultant’s role is that of a consultant and advisor to, and not that of a manager or employee of the Company. The Consultant represents and warrants that it not subject to any agreement, covenant or legal restraint which precludes or otherwise restricts its ability to enter into this Agreement and perform the services contemplated hereby.

2. Due Diligence. The Company shall supply and deliver to the Consultant all information relating to the Company’s business as may be reasonably requested by the Consultant to enable the Consultant to provide the consulting services described in paragraph 1.

3. Time. The Consultant will devote such time to the affairs of the Company as is necessary to perform the services contemplated hereby in a professional and effective manner, subject to reasonable requirements of other businesses and activities of the Consultant’s personnel, it being acknowledged and agreed that Consultant may enter into additional contracts to provide the same or similar services to other entities engaged in the same or similar lines of business as that of the Company. The Consultant may perform services hereunder in such manner (whether by conference, telephone, letter, email or otherwise) and at such times and places as Consultant and the Company may reasonably determine. The Consultant does not guarantee that its efforts will have any impact upon the Company’s business or that there will be any specific result or improvement from the Consultant’s efforts.

4. Term. The Consultant’s engagement shall commence on August 16, 2017, and shall continue for an initial term of five years.

5. Compensation. The Consultant shall receive a monthly retainer of Twenty thousand dollars ($20,000.00).

6. Expense Reimbursement. The Company will reimburse the Consultant for reasonable expenses incident to the Consultant’s rendering of services hereunder which the Company deems necessary or desirable, upon presentation of expense vouchers or other documentation in such detail as the Company may from time to time reasonably require.

7. Confidentiality. Consultant acknowledges and agrees that confidential and valuable information proprietary to Company and obtained during its engagement by the Company, shall not be, directly or indirectly, disclosed without the prior express written consent of the Company, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. The Consultant, for and on behalf of itself and its representatives, shall not divulge to anyone, either during or at any time after the termination of its engagement, any information constituting a trade secret or other confidential information acquired by him concerning the Company, except in the performance of his duties hereunder, without the prior written consent of the Company or if required by law. The Consultant acknowledges that any such information is of a confidential and secret character and of great value to the Company, and upon the termination of its engagement the Consultant shall forthwith deliver up to the Company all notebooks and other data in its possession relating to the Company. The Company shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the Consultant from any violation or threatened violation of this Section 7, and the Consultant hereby consents to the issuance of such injunction; provided, however, that the foregoing shall not prevent the Consultant from contesting the issuance of any such injunction on the ground that no violation or threatened violation of this Section 7 has occurred.

8. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement; and this Agreement shall be construed as if such provision had been drawn so as not to be invalid or unenforceable.

9. Entire Agreement. Etc. This Agreement sets forth the parties’ final and entire agreement, and supersedes any and all prior understandings with respect to its subject matter. This Agreement shall bind and benefit the parties hereto and their respective heirs, successors and assigns, except as otherwise set forth herein. This Agreement is personal in nature and none of the Consultant’s obligations under this Agreement may be assigned or delegated by the Consultant. This Agreement shall be assignable by the Company to any other person in connection with the sale, transfer or other disposition of all or a substantial portion of its business and assets; and this Agreement shall inure to and be binding upon any successor to all or a substantial portion of the business, or to all or substantially all of the assets, of the Company, whether by merger, consolidation, purchase of stock or assets or otherwise. This Agreement cannot be changed, waived or terminated except by a writing signed by both the Consultant and the Company and shall be governed by, and construed in accordance with, the laws of the Florida applicable to contracts made and performed entirely within such state.

10. Independent Contractor. The parties agree that the Company shall have no right to control or direct the details, manner or means by which the Consultant accomplishes the results of the services performed hereunder, it being acknowledged that the Consultant shall for all purposes be an independent contractor of the Company.

11. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12. Delivery by Facsimile or E-Mail. This Agreement and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or digitally by means of e-mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of either party hereto, the other party shall re-execute original forms thereof and deliver them to the other party. Neither party shall raise the use of a facsimile machine or e-mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or e-mail as a defense to the formation of a contract and each party forever waives any such defense.

13. Notices. Any notice or other communication required to or which may be given to any party hereunder shall be in writing and shall be delivered personally to such party (or the Secretary thereof in the case of the Company) or if mailed, by registered or certified mail, postage prepaid, return receipt requested, addressed to such other party at the address first set forth above (with the notice to the Company to be to the attention of James Owens, President) and shall be deemed delivered in all cases upon receipt. Any party may change the address to which notices are to be sent by giving written notice of any such change in the manner provided herein.

14. Arbitration and Fees. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the Arbitration rules of the American Arbitration Association in Volusia County, Florida. Any decision issued therefrom shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney’s fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney’s fees whether or not court action is required for enforcement. The prevailing party in any such proceeding shall also be entitled to reasonable attorneys’ fees and costs in connection all appeals of any judgment.

15. Captions. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

WEBSTAR TECHNOLOGY GROUP, INC.

By:	/s/ Joseph P. Stingone, Sr.
Name:	Joseph P. Stingone, Sr.

By:	/s/ James Owens
Name:	James Owens